                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 20, 2002


                         Federal Realty Investment Trust
                         -------------------------------
             (Exact name of registrant as specified in its charter)


              Maryland                1-07533                   52-0782497
              ------------------------------------------------------------
    (State or other jurisdiction    (Commission               (IRS Employer
         of incorporation)          File Number)            Identification No.)


       1626 East Jefferson Street, Rockville, Maryland      20852-4041
       ---------------------------------------------------------------
          (Address of principal executive offices)          (Zip Code)


         Registrant's telephone number including area code: 301/998-8100
         ---------------------------------------------------------------

Item 5.   Other Events

       On December 20, 2002, Federal Realty Investment Trust ("Federal Realty") issued a press release announcing the acceleration of its previously announced executive transition. Steven J. Guttman has resigned as Trustee, Chairman of the Board of Trustees and Chief Executive Officer of Federal Realty effective January 1, 2003.

       The Board of Trustees has appointed its current President and Chief Operating Officer, Donald C. Wood, as President and Chief Executive Officer and a member of the Board of Trustees effective January 1, 2003. The Board of Trustees also elected Mark S. Ordan, currently serving as a Trustee, non-executive Chairman of the Board of Trustees effective January 1, 2003.

       As a result of the transition, Federal Realty will record a charge of approximately $14 million to 2002 earnings for payments and benefits to Mr. Guttman pursuant to his contractual obligations with Federal Realty and for other transition related expenses.

       A copy of Federal Realty's press release is attached hereto as exhibit 99 and is incorporated herein by this reference.

Item 7.   Financial Statements and Exhibits

       (c)    Exhibits

              99.    Press release dated December 20, 2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        FEDERAL REALTY INVESTMENT TRUST


Date: December 20, 2002                 /s/ Larry E. Finger
                                        ----------------------------
                                        Larry E. Finger
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer